Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2011 Results

OKLAHOMA CITY (August 4, 2011) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the second quarter of 2011 and provided an update on its 2011 activities.

For the second quarter of 2011, Gulfport reported net income of $27.3 million on oil and natural gas revenues of $55.5 million, or $0.57 per diluted share. EBITDA (as defined below) for the second quarter of 2011 was $41.4 million and cash flow from operating activities before changes in working capital (as defined below) was $42.1 million.

Financial Highlights

•

Produced oil and natural gas sales volumes of 567,284 barrels of oil equivalent (“BOE”), or 6,234 barrels of oil equivalent per day (“BOEPD”), in the second quarter of 2011, a 21% year-over-year increase from the second quarter of 2010

•	Recorded net income of $27.3 million in the second quarter of 2011, a 29% sequential increase over the first quarter of 2011 and a 162% year-over-year increase from the second quarter of 2010

•	Generated $41.4 million of EBITDA in the second quarter of 2011, a 21% sequential increase from the first quarter of 2011 and an 108% year-over-year increase from the second quarter of 2010

•

Reported lease operating expense of $8.30 per BOE in the second quarter of 2011, an 8% sequential improvement as compared to the first quarter of 2011 and a 2% year-over-year improvement compared the second quarter of 2010

Production

For the second quarter of 2011, net production was 492,683 barrels of oil, 330,576 thousand cubic feet (“MCF”) of natural gas and 819,234 gallons of natural gas liquids (“NGL”), or 567,284 BOE. Net production for the second quarter of 2011 by region was 322,333 BOE at West Cote Blanche Bay (“WCBB”), 159,439 BOE at Hackberry, 75,437 BOE in the Permian Basin and 10,075 BOE in the Bakken, Niobrara and miscellaneous other areas.

Realized price for the second quarter of 2011, which includes transportation costs, was $107.40 per barrel of oil, $4.57 per MCF of natural gas and $1.26 per gallon of NGL, for a total equivalent price of $97.77 per BOE. Realized price for oil in the second quarter of 2011 reflects the impact of fixed price swaps for 2,000 barrels of oil per day at a weighted average price of $86.96 before transportation costs and differentials. Gulfport currently has fixed price swaps in place for 2,000 barrels of oil per day at $86.96 before transportation costs and differentials for the remainder of 2011.

Gulfport Energy Corporation

Production Schedule

(Unaudited)

	2Q 2011	2Q 2010	YTD 2011	YTD 2010

Production Volumes:

Oil (MBbls)	492.7	402.1	964.8	817.7
Gas (MMcf)	330.6	296.7	495.4	381.2
NGL (MGal)	819.2	676.9	1,427.8	1,284.9
Oil Equivalents (MBOE)	567.3	467.6	1,081.4	911.8

Average Realized Price:

Oil (per Bbl)	$107.40	$67.24	$101.69	$65.18
Gas (per Mcf)	$4.57	$4.43	$4.51	$4.60
NGL (per Gal)	$1.26	$1.02	$1.19	$1.04
Oil Equivalents (BOE)	$97.77	$62.10	$94.36	$61.84

Operational Update

Utica

Gulfport continues to actively pursue acreage in the Utica Shale of Eastern Ohio. To date, Gulfport has closed on leasehold interests in approximately 60,000 gross (30,000 net) acres. Gulfport currently has signed commitments which will increase its position in the Utica Shale to approximately 115,000 gross (57,500 net) leasehold acres. Gulfport is also currently evaluating additional acquisitions in the Utica Shale that could potentially increase its commitments to approximately 130,000 gross (65,000 net) leasehold acres in the coming months. Gulfport will serve as operator of its acreage in the Utica Shale and currently plans to bring a rig into the play in early 2012 to begin drilling its acreage.

Canadian Oil Sands

Grizzly Oil Sands, a company in which Gulfport owns a 24.9999% interest, currently has a leasehold position in the Canadian oil sands totaling approximately 712,327 acres. As previously announced, Grizzly’s reserve and resource report, assessed by GLJ Petroleum Consultants Ltd. (“GLJ”), estimates that Grizzly has 114 million barrels of Proved + Probable (2P) reserves attributable to the Algar Lake Project, 1,972 million barrels of Best Estimate (P50) Contingent Resource and 167 million barrels of Best Estimate (P50) Prospective Resource. To date, approximately 35% of Grizzly’s lands have been delineated to a level equal to or greater than one well per section, leaving the remaining 65% relatively unexplored. For definitions used in Grizzly’s reserve and resource report and certain risks associated with the reserves covered by such report, see notes below. Grizzly’s 11,300 barrels per day Algar Lake project application is currently before the regulators and expected to begin construction on the first phase in the fourth quarter of 2011 with a near-term production target of 5,000 to 6,000 barrels per day by 2013, increasing to 11,300 barrels per day by 2014. Grizzly currently has plans to advance five additional oil sands projects with the goal of increasing production capacity to 60,000 barrels per day by 2020.

Thailand

Tatex III, a company in which Gulfport owns a 17.9% interest, concluded drilling operations on the TEW-E well in March 2011, the second exploratory well drilled by Tatex III on an approximate one-million acre concession block in Northeastern Thailand. The well was drilled to a total depth of 15,026 feet and logged over 5,000 feet of apparent possible gas saturated column. TEW-E experienced gas shows and carried a flare measuring up to 25 feet after drilling below the intermediate casing point of 9,695 feet. As previously announced, Tatex III attempted to test the well but encountered a debris blockage in the open-hole portion of the TEW-E wellbore that prevented its testing. Tatex III conducted a coil tubing operation to remove compacted debris blockage but was not successful. Consequently, Tatex III has brought a drilling rig to the TEW-E and expects to commence operations to remove the debris and test the well in September 2011.

Permian

In the Permian, twelve gross (4.8 net) wells were drilled on Gulfport’s acreage during the second quarter of 2011. At present, four rigs are active on Gulfport’s acreage in the Permian, drilling ahead on the twentieth through twenty-third gross (ninth through tenth net) wells of 2011.

Hackberry

At Hackberry, Gulfport drilled six wells, completing four as producers, and performed eight recompletions during the second quarter of 2011. At present, Gulfport has two rigs active at Hackberry drilling the eleventh and twelfth wells of 2011 at the field.

West Cote Blanche Bay (“WCBB”)

At WCBB, Gulfport drilled seven wells, completing six as producers, and performed fourteen recompletions during the second quarter of 2011. Gulfport currently has a barge rig active at WCBB and just ran pipe on the twelfth well of 2011 at the field.

Niobrara

In the Niobrara, data acquisition on Gulfport’s 60 square mile 3-D seismic survey over its Craig Dome prospect is expected to be complete by early October. Gulfport has contracted a rig and expects to begin drilling a series of at least three wells in the Niobrara by September 2011.

Presentation

An updated presentation was posted to the Company’s website on the morning of August 4, 2011. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call on August 4, 2011 at 9:00 a.m. CDT to discuss its second quarter 2011 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at 866-783-2144 or 857-350-1603 for international callers. The passcode for the call is 31201484. A replay of the call will be available for two weeks at 1-888-286-8010 or 617-801-6888 for international callers. The replay passcode is 77632397. The webcast will be archived on the Company’s website for one year and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and in the Permian Basin in West Texas. Gulfport has also acquired acreage positions in the Niobrara Formation of Western Colorado and the Utica Shale of Eastern Ohio. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC.

Notes:

(1)	Probable reserves are defined in the Canadian Oil and Gas Evaluation Handbook (the “COGE Handbook”) as those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

(2)	Contingent Resources are defined in the COGE Handbook as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations using established technology or technology under development, but which are not currently considered to be commercially recoverable due to one or more contingencies.

(3)	Prospective Resources are defined in the COGE Handbook as those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.

(4)	Best Estimate as defined in the COGE Handbook is considered to be the best estimate of the quantity that will actually be recovered from the accumulation. If probabilistic methods are used, this term is a measure of central tendency of the uncertainty distribution (P50).

(5)	It should be noted that reserves, Contingent Resources and Prospective Resources involve different risks associated with achieving commerciality. There is no certainty that it will be commercially viable for Grizzly to produce any portion of the Contingent Resources. There is no certainty that any portion of Grizzly’s Prospective Resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the Prospective Resources. Grizzly’s Prospective Resource estimates discussed in this press release have been risked for the chance of discovery but not for the chance of development and hence are considered by Grizzly as partially risked estimates.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activity before changes in operating assets and liabilities. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor & Media Contact:

Paul K. Heerwagen

Director, Investor Relations

pheerwagen@gulfportenergy.com

(405) 242-4888

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Oil and condensate sales	$52,916,000	$27,035,000	$98,112,000	$53,295,000
Gas sales	1,512,000	1,314,000	2,232,000	1,752,000
Natural gas liquids sales	1,034,000	693,000	1,693,000	1,341,000
Other income (expense)	(515,000)	(167,000)	(768,000)	(158,000)

	54,947,000	28,875,000	101,269,000	56,230,000

Costs and expenses:
Lease operating expenses	4,706,000	3,973,000	9,359,000	8,149,000
Production taxes	6,732,000	3,541,000	12,239,000	6,733,000
Depreciation, depletion, and amortization	13,712,000	8,688,000	25,870,000	16,613,000
General and administrative	2,119,000	1,518,000	4,175,000	2,900,000
Accretion expense	164,000	151,000	323,000	305,000

	27,433,000	17,871,000	51,966,000	34,700,000

INCOME FROM OPERATIONS:	27,514,000	11,004,000	49,303,000	21,530,000

OTHER (INCOME) EXPENSE:

Interest expense	285,000	613,000	938,000	1,331,000
Interest income	(37,000)	(38,000)	(75,000)	(211,000)

	248,000	575,000	863,000	1,120,000

INCOME BEFORE INCOME TAXES	27,266,000	10,429,000	48,440,000	20,410,000

INCOME TAX EXPENSE:	1,000	40,000	1,000	40,000

NET INCOME	$27,265,000	$10,389,000	$48,439,000	$20,370,000

NET INCOME PER COMMON SHARE:

Basic	$0.57	$0.24	$1.05	$0.47

Diluted	$0.57	$0.24	$1.04	$0.47

Basic weighted average shares outstanding	47,454,359	43,546,237	46,097,207	43,125,016

Diluted weighted average shares outstanding	47,898,665	43,976,009	46,548,414	43,470,013

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net Income	$27,265,000	$10,389,000	$48,439,000	$20,370,000
Interest expense	285,000	613,000	938,000	1,331,000
Income tax expense	1,000	40,000	1,000	40,000
Accretion expense	164,000	151,000	323,000	305,000
Depreciation, depletion, and amortization	13,712,000	8,688,000	25,870,000	16,613,000

EBITDA	$41,427,000	$19,881,000	$75,571,000	$38,659,000

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Cash provided by operating activity	$37,113,000	$19,668,000	$65,401,000	$34,635,000
Adjustments:
Changes in operating assets and liabilities	4,956,000	(158,000)	10,626,000	2,862,000

Operating Cash Flow	$42,069,000	$19,510,000	$76,027,000	$37,497,000